Exhibit 10.1

SECOND AMENDMENT TO CREDIT AGREEMENT
This SECOND AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of July 29, 2022 (“Effective Date”), is entered into by and between AppHarvest Richmond Farm, LLC, a Delaware limited liability company (“Borrower”) and CEFF II AppHarvest Holdings, LLC, a Delaware limited liability company (“Lender”).
RECITALS
WHEREAS, Borrower and Lender entered into that certain Credit Agreement, dated as of July 23, 2021, as amended by that certain First Amendment to Credit Agreement dated as of July 29, 2021 (the “Credit Agreement”);
WHEREAS, Borrower has agreed to pay to Lender two prepayments;
WHEREAS, Borrower and Lender have agreed to reduce certain fees associated with payment of Borrower’s Obligations;
WHEREAS, Borrower’s Affiliate, AppHarvest Pulaski Farm, LLC, intends to obtain a loan(s) in the aggregate amount of Fifty Million Dollars ($50,000,000) from the Greater Nevada Credit Union (the “GNCU Loan”);
WHEREAS, Holding Company intends to provide a guaranty of the GNCU Loan in favor of the Greater Nevada Credit Union and the United States Department of Agriculture (the “USDA Guarantees” and, together with the GNCU Loan, the “GNCU Credit Facility”);
WHEREAS, Borrower and Holding Company have requested Lender’s consent to the GNCU Credit Facility; and
WHEREAS, the foregoing modification of the Credit Agreement requires the consent of both Borrower and Lender.
NOW, THEREFORE, in consideration of the premises and of other valuable consideration, the parties hereto agree as follows:
1. Definitions. Capitalized terms used in this Amendment, but not otherwise herein defined, shall have the respective meanings given to them in the Credit Agreement.
2.Consent to Amendment of Credit Agreement. Pursuant to the terms of Section 9.1 of the Credit Agreement, each of Borrower and Lender hereby consents to and agrees to amend the Credit Agreement as follows:
(a)Section 3.1(c) of the Credit Agreement is hereby amended by deleting the words “three percent (3%)” and replacing them with the words “two percent (2%).”
(b)Section 3.5 of the Credit Agreement is hereby amended by adding the following new clauses (d) and (e):
(a)“Borrower shall prepay the principal balance of the Loan Facility in an amount sufficient to cause the principal balance of the Loan Facility after such prepayment to equal Eighty One Million Dollars ($81,000,000) on or prior to December 31, 2022.”

(c)“Borrower shall prepay the principal balance of the Loan Facility in an amount sufficient to cause the principal balance of the Loan Facility after such prepayment to equal Seventy-Six Million Dollars ($76,000,000) on or prior to March 31, 2023.”
1.Consent to the GNCU Loan and USDA Guarantees.
(d)Consent. Subject to the terms of this Agreement, Lender hereby consents to the GNCU Credit Facility upon the terms set forth herein.
(e)No Waiver of Other Required Consents. Borrower agrees that neither this Amendment nor Lender’s consent to the GNCU Credit Facility shall be deemed Lender’s consent to or approval of, or a waiver of Lender’s right to consent to or approve, any other action requiring Lender’s consent under the Financing Documents. Failure to obtain Lender’s consent to any such actions, including future actions (other than those expressly authorized herein) requiring Lender’s consent under the Financing Documents shall constitute a default under the Financing Documents.
(f)No Modification. Lender’s consent to the GNCU Credit Facility shall not constitute a modification, amendment or waiver of any of the terms, provisions, requirements or conditions of the Credit Agreement (as amended by this Amendment) or the other Financing Documents, except as expressly set forth herein, or the waiver by Lender of any Default or Event of Default that may now or hereafter exist under the Financing Documents.
(g)Other Terms of Consent. The consent and agreement contained in this Section 2 is a one-time consent and (i) shall only be relied upon and used solely for the specific purposes set forth herein, (ii) shall not constitute, nor be deemed to constitute, a waiver of (A) any Default or Event of Default, or (B) any other term or condition of the Credit Agreement (as amended by this Amendment) or the other Financing Documents, (iii) shall not constitute or be deemed to constitute a consent by Lender to, or a waiver by the Lender of, anything other than as expressly set forth herein, and (iv) shall not constitute a custom or course of dealing among any parties hereto or otherwise upon which any Borrower Party or any other Person may rely.
1.Miscellaneous.
(h) Limited Effect. Except as expressly set forth herein, each of the Credit Agreement and the other Financing Documents is and shall remain unchanged and in full force and effect, and nothing contained in this Amendment shall, by implication or otherwise, limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of Lender, or shall alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements in each of the Credit Agreement or any other Financing Document.
(i)Amendments. Neither this Amendment nor any of the terms hereof may be terminated, amended, supplemented, waived or modified except by an instrument in writing signed by the parties hereto.
(j) Incorporation by Reference. Sections 1.2 (Rules of Interpretation), 9.2 (Addresses), 9.6 (Successors and Assigns), 9.8 (Entire Agreement), 9.9 (Governing Law), 9.10 (Submission to Jurisdiction; Waivers), 9.11 (Severability), 9.16 (Waiver of Jury Trial) and 9.17 (Counterparts) of the Credit Agreement are hereby incorporated by reference herein, mutatis mutandis.
(k)Transaction Document. This Amendment shall be deemed to be a Financing Document.

(l)Acknowledgement. Each party hereto acknowledges that the terms of this Amendment shall not constitute a course of dealing among the parties hereto.
(m)Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Amendment.
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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by its duly authorized representative as of the Effective Date.

LENDER:

CEFF II APPHARVEST HOLDINGS, LLC,

By: EqCEF II, LLC, its manager
By: /s/ Nicholas Houshower
Name: Nicholas Houshower
Title: Principal
BORROWER:

APPHARVEST RICHMOND FARM, LLC

By: /s/ Loren Joseph Eggleton
Name: Loren Joseph Eggleton
Title: Chief Financial Officer
[Signature Page to Second Amendment to Richmond Credit Agreement]